                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            THE CENTRIS GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement Number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

--------------------------------------------------------------------------------

                                                                    PRELIMINARY

                     [LOGO OF THE CENTRIS GROUP, INC.(TM)]

                                March 30, 1998

Dear Stockholder,

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of The Centris Group, Inc. to be held on Wednesday, May 13, 1998, at the offices of the Company, 650 Town Center Drive, 15th Floor, Costa Mesa, California, at 9:00 a.m., Local Time.

  Information concerning the matters to be voted on at the Annual Meeting is set forth in the attached Notice of 1998 Annual Meeting of Stockholders and Proxy Statement.

  It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. All materials you need to vote your shares by mail are enclosed in this package. Please review them carefully. I URGE YOU TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                          Sincerely,

                                          David L. Cargile
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                                                                    PRELIMINARY


                     [LOGO OF THE CENTRIS GROUP, INC.(TM)]

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON
                                 MAY 13, 1998

                         -----------------------------

To the Stockholders of The Centris Group, Inc.:

  Notice is hereby given that the Annual Meeting of Stockholders of The Centris Group, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 13, 1998, at the offices of the Company, 650 Town Center Drive, 15th Floor, Costa Mesa, California, at 9:00 a.m., Local Time, for the following purposes:

  (1) To elect three of seven directors for the Company's Board of Directors, to serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal;

  (2) To ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1998;

  (3) To consider and vote upon a stockholder proposal; and

  (4) To act upon such other matters as may properly come before the Annual Meeting of Stockholders.

  The Board of Directors has fixed the close of business on March 20, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any postponements or adjournments thereof.

  All stockholders are cordially invited to attend the Annual Meeting of Stockholders. Even if a stockholder expects to attend, it will be appreciated if the stockholder would promptly vote, sign, date and return the enclosed proxy card in the envelope provided.

                                          By Order of the Board of Directors,

                                          Jose A. Velasco
                                          Senior Vice President, Chief
                                          Administrative Officer, Secretary
                                          and General Counsel

March 30, 1998
Costa Mesa, California

  PLEASE VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT A STOCKHOLDER'S RIGHT TO VOTE IN PERSON IN THE EVENT THE STOCKHOLDER ATTENDS THE MEETING.

                                                                    PRELIMINARY

                      [LOGO OF THE CENTRIS GROUP, INC.(TM)]

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                      1998 ANNUAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON
                                 MAY 13, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Centris Group, Inc., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the offices of the Company, 650 Town Center Drive, 15th Floor, Costa Mesa, California, on Wednesday, May 13, 1998, at 9:00 a.m., Local Time, and any postponements or adjournments thereof. Accompanying this Proxy Statement is a proxy card (sometimes referred to herein as a "proxy") which may be used to indicate a stockholder's vote as to each of the matters described in this Proxy Statement of which management is aware will require stockholder action at the Annual Meeting.

  The Company intends to mail this Proxy Statement and the accompanying proxy card on March 30, 1998 to stockholders entitled to notice of and to vote at the Annual Meeting.

                              GENERAL INFORMATION

RECORD DATE, SHARES OUTSTANDING AND QUORUM

  The close of business on March 20, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. As of that record date, the Company had outstanding 12,166,796 shares of its $0.01 par value common stock, the only outstanding voting securities of the Company. The number of outstanding shares reflects the 100% stock split effected in the form of a stock dividend paid on February 27, 1998 to all stockholders of record at the close of business on February 18, 1998 (the "100% stock split"). Pursuant to the Company's Bylaws, the holders of one-third ( 1/3rd) of all shares of stock outstanding and entitled to vote who are present in person or by proxy at a meeting of stockholders shall constitute a quorum. For each share owned on the record date, a stockholder is entitled to one vote on all matters to be considered at the Annual Meeting. The Company's Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.

VOTING PROCEDURES

  All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in the manner indicated on the proxy. WHERE NO INSTRUCTIONS HAVE BEEN GIVEN BY A STOCKHOLDER ON THE PROXY CARD WITH RESPECT TO A PARTICULAR MATTER PRESENTED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN THE PROXY, FOR PROPOSAL NO. 2, AND AGAINST PROPOSAL NO. 3. Abstentions are counted for purposes of determining the presence of a quorum for the transaction of business at a meeting and will be counted as abstentions for the tabulation of the votes cast.

  If shares of the Company's stock are held in "street name" through a broker or other nominee, the broker or other nominee, under New York Stock Exchange rules, will not be permitted to exercise voting discretion with respect to the stockholder's proposal set forth in this Proxy Statement as PROPOSAL NO. 3. Since "street name" shares may be voted only in accordance with specific instructions received by the broker or nominee from the owners of such shares, if such specific instructions are not given, the broker or nominee may not vote on PROPOSAL NO. 3. This results in what is known as a "broker non-vote" on such proposal. While broker non-votes will not be counted in determining the number of shares necessary for approval of PROPOSAL NO. 3, broker non-votes will be included in determining whether or not a quorum is present at the meeting.

  A stockholder may revoke his or her proxy at any time before it is voted by filing with the Secretary of the Company at its principal executive offices either a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the Annual Meeting and voting his or her shares in person. The submission of a proxy to the Company in connection with the 1998 Annual Meeting, if properly executed, automatically revokes all prior proxies which may have previously been submitted to the Company for this Annual Meeting.

  It is the Company's policy to handle proxies and ballots from stockholders in a manner that protects stockholder privacy. All proxy cards and ballots that identify votes of stockholders are held confidential and only the proxy solicitor, the proxy tabulator and a few other persons necessary to inspect and process the ballots and proxies have access to them.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

  The Company's Restated Certificate of Incorporation and Bylaws divide the Board of Directors into three classes and permit the Board of Directors to determine its size. The number of directors established by the Board of Directors is currently seven, with two directors elected at two annual meetings of stockholders, and three directors elected at a third annual meeting. Each of the directors of the Company serves for a term ending on the date of the third annual meeting of stockholders following his or her election (and thereafter until a successor has been duly elected and qualified or until the director's earlier death, resignation or removal). The dates of each director's term of office are as set forth below.

  The three directors who are to be elected at this 1998 Annual Meeting will hold office until the 2001 Annual Meeting of Stockholders of the Company. Each of the three nominees for election have advised the Company that they are able and willing to serve as directors. If any nominee refuses or is unable to serve, the Company's designated proxy holders will vote for another person nominated by the Board of Directors.

  DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL MEETING. THE THREE CANDIDATES RECEIVING THE HIGHEST NUMBER OF VOTES WILL BE ELECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPANY'S THREE NOMINEES. ALL PROXIES RECEIVED BY THE COMPANY WILL BE VOTED IN FAVOR OF THE COMPANY'S NOMINEES, UNLESS AN INSTRUCTION TO THE CONTRARY IS INDICATED ON A PROPERLY EXECUTED PROXY CARD.

  Certain information for each person nominated for election as a director, and for all continuing directors of the Company, is set forth below.

                  COMPANY NOMINEES FOR ELECTION AS DIRECTORS
      WHOSE TERMS WILL EXPIRE AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS

  DAVID L. CARGILE, age 52, joined the Company as a Senior Vice President in December 1991, and was appointed as its President, Chief Operating Officer and a director in August 1994, and as its Chief Executive Officer in March 1995. He was elected as Chairman of the Board in April 1995. Prior to joining the Company Mr. Cargile was employed for seventeen years by Reinsurance Facilities Corporation, a reinsurance intermediary, and had served since 1984 as that company's President and Chief Executive Officer. He has also served on the boards of directors of a number of companies engaged in the reinsurance business.

  CHARLES L. SCHULTZ, age 70, was elected a director of the Company in May 1995. From 1985 until his retirement in 1993, Mr.Schultz held the position of Senior Vice President, Finance and Chief Financial Officer of Farmers Group, Inc., the management and holding company for the Farmers Insurance Group. Since November 1995 Mr.Schultz has served as a director of Amwest Insurance Group, a Southern California-based insurance holding company.

  HOWARD S. SINGER, age 52, has served as a director of the Company since its founding. From 1983 through 1991 he served in the capacity of financial consultant to the Company. Since December 1991 Mr. Singer has been employed by the Company as its Executive Vice President--Corporate Finance and Investor Relations.

                        DIRECTORS CONTINUING IN OFFICE
      WHOSE TERMS WILL EXPIRE AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS

  BERNARD H. ROSS, age 71, has served as a director of the Company since 1986. He currently serves as Executive Vice President of Request, Inc., a developer of medical software, and prior to that was Chairman and Chief Executive Officer of Fitness Horizons, Inc., a developer of fitness centers for children. In addition to being a partner and consultant, until 1989 he was National Director of Healthcare Services of Touche, Ross &

Company, a national public accounting firm. He has also served on various professional and governmental advisory boards related to healthcare.

  KENNETH C. TYLER, age 79, served as a director of the Company from 1986 to September 1989, at which time he resigned from the Company's Board of Directors due to health reasons. The vacancy created by his resignation was not filled, and following his recovery Mr.Tyler was re-elected to the Board of Directors in December 1989. Prior thereto Mr.Tyler had served for almost 40 years in a variety of managerial and executive capacities with the Farmers Group, Inc., and held the position of Vice Chairman of the Board and General Counsel of that company from 1983 until his retirement in 1985.

                        DIRECTORS CONTINUING IN OFFICE
      WHOSE TERMS WILL EXPIRE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

  JOHN F. KOOKEN, age 66, has served as a director of the Company since 1986. In 1987 he was appointed Vice Chairman and Chief Financial Officer of Security Pacific Corporation, the parent of Security Pacific National Bank, Los Angeles, California, and retired in July 1992. Since June 1992 Mr. Kooken has served as a director of Golden State Bancorp, and since February 1994 he has served as a director of Pacific Gulf Properties, Inc., a real estate investment trust.

  L. STEVEN MEDGYESY, M.D., age 64, has served as a director of the Company since 1983. Until March 1996 he served as Medical Director of the Company's USBenefits Insurance Services, Inc. subsidiary. From 1963 until his retirement in 1993 as the Director of Laboratories at Lincoln West Medical Center, Chicago, Dr. Medgyesy practiced in the field of pathology.

1998 COMMITTEES OF THE BOARD: FUNCTION; MEMBERSHIP; ATTENDANCE

  The Board of Directors of the Company has five standing Committees:

  The EXECUTIVE COMMITTEE has all of the power and authority in the management of the business and affairs of the Company to take action on behalf of the Board of Directors as may be necessary between regular meetings of the Board, when a special meeting or a telephonic meeting of the full Board is not possible or practicable.

  The functions of the AUDIT COMMITTEE include: (i) meeting with the Company's independent auditors to review the scope and results of the independent auditors' activities and reviewing the results of their audit when it is completed; (ii) reviewing the adequacy of internal financial and accounting controls and the results of the independent auditors' examinations thereof;
(iii) recommending to the Board of Directors the appointment of the Company's independent auditors; and (iv) reporting its findings on any of the above to the Board of Directors, as appropriate. All members of the Audit Committee are non-employee directors.

  The functions of the INVESTMENT COMMITTEE include: (i) establishing goals for the Company's investment program as well as policies to achieve such goals; (ii) analyzing current investments and their return and suggesting any changes deemed necessary; and (iii) selecting independent investment advisors, determining the scope of their duties and responsibilities, approving their fees and monitoring and evaluating their performance.

  The functions of the COMPENSATION COMMITTEE include: (i) establishing criteria and adopt compensation policies applicable to the Company's Chief Executive Officer and executive officers at the level of Senior Vice President and above; (ii) recommending to the Board of Directors salary, bonus and other forms of direct and indirect compensation to be paid to the Chief Executive Officer; (iii) evaluating and making recommendations to the Board of Directors regarding compensation policies and programs applicable to all Company employees; and (iv) administering the Company's annual cash bonus plan and its stock option and other long-term incentive plans. All members of the Compensation Committee are non-employee directors.

  The primary functions of the NOMINATING COMMITTEE include reviewing and investigating the qualifications of candidates proposed by management or by others (including candidates proposed by stockholders or members of the Board) for election by stockholders or election by the Board itself to fill a vacancy on the Company's Board of Directors. Recommendations by stockholders must be supported by a description of such persons' background and experience, together with the written consents of such persons to serve on the Board if elected, and should be addressed to the Nominating Committee, in care of the Secretary, The Centris Group, Inc., 650 Town Center Drive, Suite 1600, Costa Mesa, California. This information must be received by February 10, 1999, for such persons to be considered for nomination by the Board for election at the 1999 Annual Meeting of Stockholders.

  There were seven meetings of the Board during 1997. The Executive Committee acted twice during the year by written consent. Other Committees met during 1997 as follows: Audit--five times; Investment--two times; Compensation--three times; and Nominating--two times. All current directors attended or participated by telephone in at least 75% of the meetings of the Board and the Committees of which they were members during 1997. Committee members are appointed each year at the Board of Directors meeting immediately following the annual meeting of stockholders. The table below identifies the present members of each Committee who were appointed in May 1997.

       COMMITTEE                                     MEMBERS
       ---------                                     -------
Executive Committee..... Messrs. Cargile (Chairman), Kooken and Singer
Audit Committee......... Messrs. Schultz (Chairman), Kooken, Ross and Tyler
Compensation Committee.. Messrs. Ross (Chairman), Medgyesy, Schultz and Tyler
Investment Committee.... Messrs. Kooken (Chairman), Cargile, Medgyesy, Schultz and Singer
Nominating Committee.... Messrs. Singer (Chairman), Cargile, Medgyesy, Ross and Tyler

COMPENSATION OF DIRECTORS

  Directors who are also full-time employees of the Company receive no additional compensation for their services as directors. Non-employee directors are paid an annual retainer of $12,500 and a fee of $3,000 for each meeting of the Board attended ($1,000 for telephonic meetings). Such directors are also paid a fee of $1,000 for each Committee meeting ($1,500 for Committee Chairmen). In addition, directors are reimbursed for reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board and Committee meetings.

  Non-employee directors are also entitled to receive stock option awards under the Company's 1991 Directors Stock Option Plan, as amended. The amount of the options awarded and to be awarded under this Plan has been adjusted to reflect the February 1998 100% stock split. Under this Plan as currently in effect, on the third business day following each annual meeting, each non-employee director automatically is granted an award of options covering between 6,000 to 9,000 shares of common stock, with the number of options actually granted determined in accordance with a formula related to the Company's return on equity for the prior year. Based on the Company's return on equity for 1997, each of the non-employee directors will receive an option grant for 6,000 shares following the 1998 Annual Meeting.

  Those directors who are also employees of the Company may be entitled to additional compensation in their capacity as employees to the extent that they participate in the Company's short-term and long-term incentive compensation plans, as described elsewhere in this Proxy Statement.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth as of March 20, 1998, the number of shares of the Company's common stock deemed to be beneficially owned (including shares which can be acquired within 60 days) by: (i) each director of the Company;
(ii) the Company's Chief Executive Officer; (iii) the Company's four other most highly compensated officers; and (iv) all directors and all executive officers of the Company as a group, and the percentage of such holdings to the total number of shares in the class, as calculated in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). The Chief Executive Officer plus the four other most highly compensated officers are sometimes referred to collectively in this Proxy Statement as the "Named Executives." Except as otherwise noted, the indicated owners have sole voting and investment power with respect to the shares specified.

  The number of shares set forth in the table below and the footnotes to the table have been adjusted to reflect the February 1998 100% stock split.

                                NUMBER          RIGHT TO ACQUIRE
                              OF SHARES       BENEFICIAL OWNERSHIP  PERCENT OF CLASS
NAME AND ADDRESS          BENEFICIALLY OWNED  WITHIN 60 DAYS(/1/)  BENEFICIALLY OWNED
----------------          ------------------  -------------------- ------------------
David L. Cargile                 44,000             402,500               3.49%
 650 Town Center Drive
 Costa Mesa, CA 92626
John T. Grush                    42,243(/2/)         48,000                  *
 650 Town Center Drive
 Costa Mesa, CA 92626
Craig J. Kelbel                       5(/2/)         26,000                  *
 650 Town Center Drive
 Costa Mesa, CA 92626
John F. Kooken                   25,400(/3/)         14,000                  *
 1170 Lorain Road
 San Marino, CA 91108
L. Steven Medgyesy, M.D.        619,568(/4/)         14,000               4.95%
 6200 North Hiawatha
 Chicago, IL 60646
Bernard H. Ross                   4,000              14,000                  *
 1853 Mission Hills Lane
 Northbrook, IL 60062
Charles L. Schultz                  -0-               9,000                  *
 325 South Rimpau
  Boulevard
 Los Angeles, CA 90020
Howard S. Singer                546,110(/5/)         45,000               4.62%
 6200 North Hiawatha
 Chicago, IL 60646
Kenneth C. Tyler                 23,000               9,000                  *
 17244 Exeter Place
 Northridge, CA 91325
Jose A. Velasco                  38,930(/2/)         45,000                  *
 650 Town Center Drive
 Costa Mesa, CA 92626
All Directors and
 Executive Officers of
 the Company                  1,349,512             637,500              15.52%
 (13 persons) as a group

--------
*  Indicates ownership of less than 1% of the Company's outstanding stock.

(1) This column reflects the number of shares that could be purchased within 60 days of March 20, 1998 by the exercise of vested options under the Company's stock option plans.

(2) Includes shares held in the employee's 401(k) account. While the employee votes the shares in his account at any stockholders meeting, on exiting the account only the cash value of the shares is distributed and certificates are not issued.

(3) Includes 1,000 shares held by Mr. Kooken's wife through her separate individual retirement accounts.

(4) Includes 275,932 shares owned directly by Dr. Medgyesy; 172,622 shares held by Dr. Medgyesy in his capacity as trustee of the Singer Family Trust, which trust is for the benefit of Howard S. Singer and members of his family; 16,120 shares held by Dr. Medgyesy's wife; and 154,894 shares held in various trusts for the benefit of Dr. Medgyesy and members of his family. Dr. Medgyesy disclaims beneficial ownership in 343,636 of said shares.

(5) Includes 337,060 shares held directly by Mr. Singer; 172,622 shares held by Dr. Medgyesy in his capacity as trustee of the Singer Family Trust, which trust is for the benefit of Mr. Singer and members of his family; 16,828 shares held by Mr. Singer's wife as trustee for the benefit of their descendants; 14,000 shares held by a partnership of which Mr. Singer is the general partner; and 5,600 shares held by Mr. Singer's individual retirement account. Mr. Singer disclaims beneficial ownership in 203,450 of said shares.

               SECURITY OWNERSHIP OF CERTAIN OTHER STOCKHOLDERS

  The following table sets forth information regarding the beneficial ownership of each person, other than those affiliated with the management of the Company, known to the Company to be the beneficial owner of more than 5% of its outstanding common stock. The Company believes that the Company's stock in the name of the firms listed below is held by investment advisors or affiliates on behalf of their respective clients, and that none of such clients is the beneficial owner of more than 5% of the Company's stock. The number of shares set forth in the table and the footnotes to the table reflect the February 1998 100% stock split.

                                                AMOUNT OF SHARES   PERCENT
       NAME AND ADDRESS                        BENEFICIALLY OWNED  OF CLASS
       ----------------                        ------------------ ---------
       Philo Smith                                  796,600(/1/)    6.55%
        Philo Smith Capital Corporation
        (and affiliated limited partnerships,
        funds and companies)
        2950 Summer Street
        Stamford, Connecticut 06905
       Dimensional Fund Advisors Inc.               750,800(/2/)    6.17%
        1299 Ocean Avenue, 11th Floor
        Santa Monica, California 90401
       Dorchester Partners, L.P.                    718,200(/3/)    5.90%
        Dorchester Advisors, Inc.
        Michael J. Halpern
        1999 Avenue of the Stars, Suite 1950
        Los Angeles, California 90067
       Kahn Brothers & Co., Inc.                    846,220(/4/)    6.95%
        555 Madison Avenue, 22nd Floor
        New York, New York 10022

--------
(1) As disclosed in a Schedule 13D dated October 24, 1997, filed with the SEC and furnished to the Company. By virtue of the dispositive and voting powers described in the Schedule 13D, Philo Smith and Philo Smith & Co., Inc. beneficially own 138,400 of the shares held by PSCO Partners Limited Partners; Philo Smith Capital Corporation beneficially owns 49,000 of the shares held by PSCO Partners Limited Partnership Two; and Philo Smith and Philo Smith Capital Corporation beneficially own 609,200 of the shares held by PSCO Fund Limited.

(2) As disclosed in a Schedule 13G dated February 9, 1998, filed with the SEC and furnished to the Company. Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 750,800 shares of the Company's stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3) As disclosed in Amendment No. 3 to a Schedule 13D filed with the SEC on February 20, 1998, and furnished to the Company. The Schedule 13D states that Dorchester Partners, L.P. ("Partners"), a private investment partnership, and Dorchester Advisors, Inc. ("Advisors") have shared voting power and dispositive power with respect to 718,200 shares, and that Michael J. Halpern ("Halpern"), through Halpern's position as the sole stockholder, officer and director of Advisors which is the general partner of Partners, controls the investment and voting decisions with respect to such 718,200 shares.

(4) As disclosed in a Schedule 13G dated February 6, 1998, filed with the SEC and furnished to the Company. The Schedule 13G indicates that Kahn Brothers & Co., Inc. is the beneficial owner of 846,220 shares and has shared voting and dispositive powers with respect to such 846,200 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such Section 16(a) reports that they file.

  Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the 1997 fiscal year all filing requirements applicable to its officers and directors were complied with.

                            THE CENTRIS GROUP, INC.

               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                       REPORT ON EXECUTIVE COMPENSATION

GENERAL

  The Compensation Program of The Centris Group, Inc. for the 1997 fiscal year consisted of three components: annual cash salaries, discretionary cash bonuses under its Incentive Compensation Program and discretionary long-term awards (Stock Option Plan and Long-Term Incentive Plan).

  Base salaries of all employees, except for the Chief Executive Officer, are generally set in accordance with the Company's Salary Administration Program which provides a framework for determining an employee's salary level. This determination is based upon a variety of factors that include job function, expertise, experience and the competitive placement of each position relative to other companies. Management of the Company establishes the base salaries for those employees below the level of the senior officers, whose salaries are established by the Compensation Committee on the recommendation of the Company's Chief Executive Officer. The Company's Salary Administration Program was prepared with input from an independent compensation consultant and is periodically updated with information on salary levels for companies of a generally similar size from various sources, including salary surveys and analyses presented by the independent compensation consultant.

  The bonus amount which an eligible participant can receive under the Incentive Compensation Program depends on the component of the Incentive Compensation Program in which each person participates, the extent to which the Company meets a predetermined net income target for the respective year, and the participant's job performance for that year as determined by each person's supervisor. Payments of bonuses below the level of senior officers are made at the discretion of the Chief Executive Officer, and the Compensation Committee approves only the aggregate amount of such payments.

  The Compensation Committee specifically approves the bonus payments and awards under the Company's employee Stock Option Plan and Long-Term Incentive Plan for each senior officer based upon recommendations from the Chief Executive Officer. The salary, bonus payments, Stock Options and Long-Term Incentive Plan awards for the Chief Executive Officer are determined by the Compensation Committee and recommended to the full Board, which may adopt, modify or reject such recommendations. Directors who are also employees do not participate in the discussions or vote on matters affecting any aspect of their own compensation.

COMPENSATION POLICIES FOR EXECUTIVES

  The goals of the Company's Compensation Program have been to further the Company's business objectives, and at the same time to attract and retain high quality executives and equitably reward individuals who contribute to its success. This approach seeks to link executive compensation with achievement of profitability goals and the strategic goal of enhancing stockholder value by tying the value of a portion of the senior executives' compensation to the Company's long-term performance.

  BASE SALARIES. The Company provides executive officers with salaries which are generally in the higher quartile of the range of competitive salaries paid to executives of companies in similar sectors of the insurance industry. The Company periodically updates information on executive salary levels for companies of a generally similar size from various sources, including salary surveys and analyses presented by the independent compensation consultant. Executive officers are evaluated on March 1 of each year, and any adjustments to their salaries are effective as of that date.

  ANNUAL BONUSES. Generally, awards under the Incentive Compensation Program are contingent on achievement of a Company net income target, which is established in advance each year by the Compensation Committee. Bonuses are awarded following the end of each year, after the Company's year-end results have been determined. Under the Incentive Compensation Program, the Compensation Committee has full discretionary authority with respect to bonus awards. If the Company's net income target is reached, the bonus award my be less than the target amount for any executive; if the Company's net income target is not met, the Compensation Committee may grant bonuses to qualified executives.

  Since the Company met and slightly exceeded its net income target for 1997, bonuses were paid to the Company's senior executives (excluding the Company's Chief Executive Officer) ranging from 10% to 30% of their annual salary. The Committee's decisions were based upon recommendations from the Chief Executive Officer as a result of his evaluation of each executive's overall performance and the results of the operations under the executive's direction as compared to the Company's business plan for 1997.

  LONG-TERM INCENTIVE PLANS. In 1996 the Board adopted a Long-Term Incentive-Performance Unit Plan ("LTI Plan") and a Non-Qualified Deferred Compensation Plan. The LTI Plan was approved by the Company's stockholders at the 1997 Annual Meeting and both of these Plans were implemented for fiscal year 1997. The LTI Plan provides for cash payment awards which qualify as performance based compensation under Section 162(m) of the Internal Revenue Code. A target number of performance units are granted to key employees at the beginning of a performance period, while the actual number of performance units awarded is determined after the performance period. The performance period is three years in length, with the first performance period beginning January 1, 1997 and ending on December 31, 1999. Each performance unit granted in 1997 had a value of $10. Awards are based upon the Company meeting pre-determined annual return on equity (ROE) targets, and for purposes of the plan, ROE is calculated as the average return on equity over the three-year period. The Company must meet a minimum level of ROE over the three year period before awards, which require Committee approval, will be made. Payouts of awards under the Plan are automatically deferred into the Non-Qualified Deferred Compensation Plan and vest over a two year period.

  The Chief Executive Officer has the authority, subject to approval by the Committee and the Board and in conformity with the non-discretionary requirements of Section 162(m) of the Internal Revenue Code, to adjust a participant's payout to take into account strategic and financial events or conditions, including, but not limited to, recognizing a participant's business unit's results which had a significant impact on the Company's overall financial results for the performance period.

  In addition, for 1997 the Compensation Committee adopted stock option grant guidelines which are also aimed at more closely tying executive compensation and incentives to long-term performance. Under these guidelines, senior executives may be awarded options at a predetermined target level which is generally based upon their position in the Company. As with cash bonuses, the actual number awarded is determined by the Compensation Committee after receiving recommendations from the Chief Executive Officer based on his evaluation of the Company's and the executive's performance during the prior year. In recognition that the Company met and slightly exceeded its business plan objectives, in 1997 stock options were granted at 75% of target.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

  David L. Cargile, the Company's Chairman, President and Chief Executive Officer, serves under an employment agreement entered into in November 1996. The agreement provides for an annual base salary that can be increased and supplemented at the discretion of the Board of Directors. Effective in March 1997, Mr. Cargile's annual salary was increased to $441,000. In January 1998 the Board granted to Mr. Cargile a bonus of $300,000 for his performance during 1997. Mr. Cargile was also granted options in March 1997 to purchase 45,000 shares (as adjusted for the February 1998 100% stock split) of the Company's common stock and was awarded 14,700 LTI Plan units for the 1997 year.

  The Board's compensation decisions for Mr. Cargile reflect his continuing contributions in revitalizing the Company since he assumed responsibility for the Company's operations in the third quarter of 1994. Under his leadership, the Company's performance has significantly improved. The initiatives and programs instituted by Mr. Cargile have resulted in dramatic improvement in every category of the Company's financial results. During this period revenues grew by 75%; net income increased by 144%; total assets increased by 72%; return on equity increased by 51%; stockholders' equity increased by 86%; book value increased 66% and earnings per share increased 140%. The Committee also noted that the total return for the Company's stockholders has increased 131% between year-end 1994 and year-end 1997, exceeding the performance of such well-known barometers as the S&P 500 Stock Index, the Dow Jones Industrial Average, and the NASDAQ Composite Index. The Company's stock, which began paying a regular cash dividend in the first quarter of 1995, has risen in price from $10.00 per share at year-end 1994 to $22.31 at year-end 1997. By February 18, 1998, the record date for the 100% stock split, the stock had gained a further 13%, to close at $25.25.

  The Committee reviewed all the forgoing factors in determining the compensation of the Company's Chief Executive Officer. The factors were not assigned specific weight by members of the Committee but rather were weighed subjectively by each member. In light of the forgoing, the Compensation Committee concluded that the total compensation paid to the Company's Chief Executive Officer was appropriate for his level of responsibility and reasonable in light of his contributions to the continued growth and performance of the Company. The Committee has also concluded that the leadership and direction provided by the Chief Executive Officer have had a direct impact on maximizing stockholder value.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The 1993 Omnibus Budget Reconciliation Act ("OBRA") provides that the income tax deductions of publicly traded companies in tax years beginning on or after January 1, 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits) for certain executive officers exceeds $1,000,000 in any one year. Under OBRA, the deduction limit does not apply to payments which meet certain requirements to qualify as "performance-based" compensation.

  The Compensation Committee intends to consider various alternatives to preserve the deductibility of compensation payments to the extent it is reasonably practicable and consistent with its other objectives. In this connection, the Company has obtained stockholder approval of the Company's 1997 Long-Term Incentive-Performance Unit Plan, and intends to operate the Plan within the requirements of Section 162(m) of the Internal Revenue Code to preserve the corporate deductibility of executive compensation. The Company may, however, pay compensation which is not deductible in limited circumstances when sound management of the Company so requires. The Committee believes that if any loss of deductibility occurs it would not be materially adverse to the Company. For fiscal year 1997, no executive officer's taxable compensation exceeded the $1,000,000 limit on deductibility.

                                               COMPENSATION COMMITTEE

                                             Bernard H. Ross, Chairman
                              L. Steven Medgyesy, M.D.        Charles L. Schultz
                                                  Kenneth C. Tyler

  THE ABOVE REPORT OF THE COMPENSATION COMMITTEE WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The members of the Compensation Committee during 1997 were Bernard H. Ross (Chair), Dr. L. Steven Medgyesy, Charles L. Schultz and Kenneth C. Tyler. All of the directors who served on the Compensation Committee during 1997 were non-employee directors.

                      COMPENSATION OF EXECUTIVE OFFICERS

                          SUMMARY COMPENSATION TABLE*

  The following table provides information concerning all compensation paid or credited by the Company to the Named Executives for services rendered to the Company and its subsidiaries in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995.

               (A)                  (B)     (C)       (D)         (E)          (G)            (I)
                                 ------------------------------------------------------------------------
                                                                           LONG-TERM
                                               ANNUAL COMPENSATION        COMPENSATION
                                 ------------------------------------------------------------------------
                                                                           NUMBER OF
                                                                           SECURITIES
                                                                           UNDERLYING
                                  FISCAL                     OTHER ANNUAL   OPTIONS        ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR   SALARY  BONUS(/1/) COMPENSATION   GRANTED    COMPENSATION(/2/)
-----------------------------------------------------------------------------------------------------------
  David L. Cargile**               1997  $437,601  $300,000     (/3/)        45,000        $260,165(/4/)
   President, and Chief            1996   411,825   280,000     (/3/)           -0-         187,400(/4/)
   Executive Officer               1995   350,100   350,000     (/3/)       350,000         110,016(/4/)
-----------------------------------------------------------------------------------------------------------
  Howard S. Singer**               1997  $233,054  $ 47,500     (/3/)        24,000        $ 17,376
   Executive Vice President--      1996   225,914    56,818     (/3/)           -0-           9,000
   Corporate Finance               1995   216,876    75,871     (/3/)         7,000           9,000
   and Investor Relations
-----------------------------------------------------------------------------------------------------------
  John T. Grush                    1997  $291,646  $ 65,000     (/3/)        24,000        $ 20,885
   Senior Vice President and       1996   291,646    58,309     (/3/)           -0-          20,213
   President of USF RE INSURANCE   1995   291,693    58,118     (/3/)         6,000          20,213
   COMPANY
-----------------------------------------------------------------------------------------------------------
  Craig J. Kelbel**                1997  $239,349  $ 25,000     (/3/)        24,000        $ 18,251
   Senior Vice President and       1996   229,793    69,459     (/3/)           -0-          12,562
   President of USBenefits         1995   181,516    70,000     (/3/)        14,000          12,534
   Insurance Services, Inc.
-----------------------------------------------------------------------------------------------------------
  Jose A. Velasco                  1997  $202,312  $ 61,000     (/3/)        24,000        $ 15,490
   Senior Vice President, Chief    1996   175,380    53,165     (/3/)           -0-          15,816
   Administrative Officer,         1995   166,658    58,295     (/3/)         7,000          15,370
   Secretary and General Counsel
-----------------------------------------------------------------------------------------------------------

* The number of securities underlying options granted (column "g") has been adjusted to reflect the February 1998 100% stock split. The Company has excluded from the SUMMARY COMPENSATION TABLE the columns relating to awards of Restricted Stock (column "f") and Long-Term Incentive Plan Payouts (column "h") because no such awards or compensation were earned by or paid to the Named Executives in the fiscal years covered by the table.

** The compensation paid to Messrs. Cargile, Singer and Kelbel during 1997 was pursuant to employment agreements described under "EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVES" elsewhere in this Proxy Statement.

(1) Cash bonuses awards under the Company's Incentive Compensation Program (the "Incentive Program") are paid in during the first quarter of the subsequent year for services performed in the year indicated in the table. The gross amounts paid to all participants under the Incentive Program applicable to fiscal years 1997, 1996 and 1995 were $1,085,500, $1,240,000 and $1,534,000, respectively.

(2) Each of the Named Executives was credited with $9,000 for 1995, $9,000 for 1996, and $9,500 in 1997 as the Company's matching contribution to such executive's participation in the Company's 401(k) Employees Savings Plan. The balance of the amount shown in each year for these executives was the Company's matching payment to the executive's voluntary contribution to the Company's Non-Qualified Deferred Compensation Plan, plus interest paid by the Company on the funds in the executive's account under the Non-Qualified Deferred Compensation Plan, except for Mr. Cargile who also received the additional compensation described in footnote (4) below.

(3) The Company also provides its executive officers health and group term-life insurance and other benefits generally available to all salaried employees, and certain additional noncash benefits, including club memberships and the use and maintenance of automobiles, which benefits in no individual case have an aggregate incremental cost to the Company which exceeds the lesser of $50,000 or 10% of that individual's total salary and bonus as reported in the "SUMMARY COMPENSATION TABLE." See also "EMPLOYMENT AGREEMENT WITH NAMED EXECUTIVES" elsewhere in this Proxy Statement for compensation payments to Mr. Cargile, Mr. Singer and Mr. Kelbel (or their named beneficiaries) in the event of their disability or death during the term of their employment agreements.

(4) As a result of the loan forgiveness arrangement and the additional income taxes incurred as a part of Mr. Cargile's relocation in 1995 from Atlanta, Georgia, to Southern California, as required by the Company (see "EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVES" elsewhere in this Proxy Statement), Mr. Cargile received additional compensation of $213,357 attributable to 1997, $178,400 attributable to 1996 and $87,489 attributable to 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information on grants to the Named Executives of stock options under the Company's 1991 Employee Stock Option Plan awarded during the fiscal year ended December 31, 1997. The number of options granted have been adjusted to reflect the February 1998 100% stock split. This table also illustrates the comparable potential appreciation in value over a 5-year period of stock held by the Company's stockholders as a group, and by a unit of 1,000 shares, from the value of the Company's common stock of $11.15 per share, which was the closing price of the stock on the New York Stock Exchange on December 31, 1997, adjusted to reflect the February 1998 100% stock split.

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED
                                                                        ANNUAL RATES OF STOCK
                                                                          PRICE APPRECIATION
                                    INDIVIDUAL GRANTS                      FOR OPTION TERM
                          (ADJUSTED TO REFLECT 100% STOCK SPLIT)         (5-YEAR PERIOD)(/2/)

        (A)             (B)            (C)          (D)        (E)         (F)         (G)
                                   % OF TOTAL
                     NUMBER OF   OPTIONS GRANTED
                     SECURITIES      TO ALL
                     UNDERLYING   EMPLOYEES IN    EXERCISE
                      OPTIONS      LAST FISCAL    OR BASE   EXPIRATION
    NAME            GRANTED(/1/)    YEAR(/1/)    PRICE(/1/)    DATE        5%          10%
  David L. Cargile     45,000         16.0%        $10.19    03/26/02  $   124,650 $    227,650
-----------------------------------------------------------------------------------------------
  Howard S. Singer     24,000          8.5%        $10.19    03/26/02  $    66,480 $    148,080
-----------------------------------------------------------------------------------------------
  John T. Grush        24,000          8.5%        $10.19    03/26/02  $    66,480 $    148,080
-----------------------------------------------------------------------------------------------
  Craig J. Kelbel      24,000          8.5%        $10.19    03/26/02  $    66,480 $    148,080
-----------------------------------------------------------------------------------------------
  Jose A. Velasco      24,000          8.5%        $10.19    03/26/02  $    66,480 $    148,080
                                                                          POTENTIAL GAIN FOR
                                                                       STOCKHOLDERS AT RATE OF
                                                                           5%          10%
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
  All Stockholders        N/A           N/A           N/A         N/A  $37,474,360 $107,191,270
-----------------------------------------------------------------------------------------------
  Per 1,000 Shares        N/A           N/A           N/A         N/A  $     3,080 $      8,810

(1) All options were granted to the Named Executives on March 26, 1997. One-half of the options become exercisable on the first and second anniversary dates, respectively, of such grant, and all options expire five years therefrom. The exercise price of the options, $10.19, was the closing price of the Company's common stock on March 26, 1997 on the New York Stock Exchange, adjusted to reflect the February 1998 100% stock split.

(2) The information set forth in columns (f) and (g) is at an assumed annual rate of appreciation over the 5-year period, commencing at the option grant date. The appreciation figures set forth are net of the option exercise price, but before taxes associated with the option exercise. THESE FIGURES SHOULD NOT BE VIEWED IN ANY WAY AS A FORECAST OF ACTUAL RESULTS OF THE FUTURE PERFORMANCE OF THE COMPANY'S STOCK, WHICH WILL BE DETERMINED BY UNKNOWN FUTURE EVENTS AND FACTORS, INCLUDING MARKET CONDITIONS AS WELL AS THE OPTION HOLDERS' CONTINUED EMPLOYMENT THROUGHOUT THE OPTION VESTING PERIOD.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

  The following table provides information with respect to (i) options to purchase the Company's common stock granted to the Named Executives in prior years under the Company's 1988 Employee Stock Plan and its 1991 Employee Stock Option Plan, (ii) the number of shares acquired by the Named Executives upon exercise of options during the 1997 fiscal year and (iii) the number of unexercised options held by each of them at December 31, 1997 under such Plans. The number of shares in this table and the December 31, 1997 price as stated in footnote (1) have been adjusted to reflect the February 1998 100% stock split.

        (A)             (B)       (C)               (D)                       (E)
                                           NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                     NUMBER OF            UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS(/1/)
                      SHARES             OPTIONS HELD AT 12/31/97      HELD AT 12/31/97
                    ACQUIRED ON  VALUE   ------------------------- -------------------------
        NAME         EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
  David L. Cargile    28,000    $161,840   380,000      45,000     $1,489,000     $43,200
--------------------------------------------------------------------------------------------
  Howard S. Singer    30,000    $175,375    33,000      24,000     $  115,950     $23,040
--------------------------------------------------------------------------------------------
  John T. Grush       40,000    $233,750    36,000      24,000     $  131,400     $23,040
--------------------------------------------------------------------------------------------
  Craig J. Kelbel        -0-         -0-    14,000      24,000     $   16,100     $23,040
--------------------------------------------------------------------------------------------
  Jose A. Velasco     20,000    $106,250    33,000      24,000     $  115,950     $23,040


(1) Based on the closing price of the common stock of $11.15 at December 31, 1997 on the New York Stock Exchange, (adjusted for the February 1998 100% stock split) minus the exercise price of the option.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

  As approved by stockholders at the 1997 Annual Meeting, the Company's Long-Term Incentive--Performance Unit Plan ("LTI-PUP" or "Plan") provides for cash payment awards intended to qualify as performance-based compensation to satisfy the requirements of Section 162(m) of the Internal Revenue Code. Under the LTI-PUP performance units are granted at the beginning of a three-year performance period. The actual number of performance units awarded to a participant is determined at the close of the three-year period, based upon the Company meeting a certain pre-determined average return on equity over the performance period. The Board of Directors has discretion to make certain awards under the Plan if the return on equity target is not met.

  All payments earned by participants under the LTI-PUP will automatically be deferred into the Company's Non-Qualified Deferred Compensation Plan, which provides for a vesting of the payouts over a two-year period.

  The following table sets forth the award potential, assuming the Company achieves target performance levels, and the number of performance units granted in 1997 to the Named Executives for the performance period 1997-1999, during which each performance unit had a value of $10.

                                           ESTIMATED FUTURE PAYOUTS
                                          UNDER NON-STOCK PRICE-BASED
                                                     PLANS
                                          ---------------------------
        (A)          (B)        (C)          (D)      (E)      (F)
                           PERFORMANCE OR
                            OTHER PERIOD
                    NUMBER     UNTIL
                      OF     MATURATION
        NAME        UNITS    OR PAYOUT    THRESHOLD  TARGET  MAXIMUM

  David L. Cargile  14,700    3 years      $73,500  $147,000 $220,500
---------------------------------------------------------------------
  Howard S. Singer   5,682    3 years      $28,410  $ 56,820 $ 85,230
---------------------------------------------------------------------
  John T. Grush      5,831    3 years      $29,155  $ 58,310 $ 87,465
---------------------------------------------------------------------
  Craig J. Kelbel    5,788    3 years      $28,940  $ 57,880 $ 86,820
---------------------------------------------------------------------
  Jose A. Velasco    4,430    3 years      $22,150  $ 44,300 $ 66,450

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
             THE CENTRIS GROUP, INC., CUSTOM PEER GROUP, THE S & P
               INSURANCE-PROPERTY-CASUALTY INDEX AND THE NASDAQ
                            INSURANCE STOCKS INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]

                The Centris      Custom Peer       S&P          Nasdaq
                  Group             Group       Insurance     Insurance
12/31/92          100                100          100          100
12/31/93          116                110           98          110
12/31/94          100                106          103          100
12/31/95          216                138          139          142
12/31/96          201                168          169          163
12/31/97          231                224          246          239

  The graph above shows a five year comparison of cumulative total stockholder returns for (i) The Centris Group Common Stock, (ii) the Company's new custom peer group, (iii) the S&P Insurance-Property-Casualty Index, and (iv) the Company's old NASDAQ Insurance Stock Index which was used in prior years. The Company's stock began trading on the New York Stock Exchange ("NYSE") in September, 1996, and since 1997 represents the first full year on the NYSE the Company revised its indices for comparative purposes. The new custom peer group index is comprised of the following companies: Acceptance Insurance Companies, Inc.; Amwest Insurance Group, Inc.; Baldwin & Lyons, Inc.; Chandler Insurance Company, Ltd.; Chartwell Re Corporation; Executive Risk Inc.; Farm Family Holdings Inc.; HCC Insurance Holdings, Inc.; Intercargo Corporation; National Insurance Group; Orion Capital Corporation; PXRE Corporation; RLI

Corporation; Sphere Drake Holdings Ltd.; Terra Nova Holdings Ltd.; and Trenwick Group Inc. The returns of the companies in the peer indices are weighted based on their stock market capitalization as of the beginning of the period. Cumulative stockholder return (on an assumed investment of $100 as of December 31, 1992), as determined at the end of each year, reflects the change in stock price, assuming the reinvestment of dividends.

  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT IN WHOLE OR IN PART, THE PERFORMANCE GRAPH SET FORTH ABOVE IN THIS PROXY STATEMENT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                  EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVES

  David L. Cargile: Mr. Cargile serves as the Company's President and Chief Executive Officer pursuant to a four-year employment agreement entered into in November 1996, which provides for a base annual salary of $420,000 (increased to $441,000 as of March 1997), a discretionary cash bonus, and certain other benefits. The Company can terminate Mr. Cargile's employment at any time without cause by paying him 150% of the salary due to him under the remaining term of his employment agreement. In the event of his death or disability
Mr. Cargile (or his beneficiary) will be paid the greater of the amount of his then current compensation remaining due for the term of the employment agreement or one (1) year's salary.

  In connection with his employment and the Company's requirement that he move from Atlanta, Georgia to Southern California, in July 1995 the Company granted to Mr. Cargile a $649,000 loan for the purchase of a residence, secured by a trust deed on that residence, bearing interest at 6.05% per annum. Of that principal amount, $414,765 is being forgiven by the Company over 60 months. Additionally, the full amount of the loan will be forgiven if Mr. Cargile's employment terminates for any reason other than cause. As of February 28, 1998, $447,920 of the principal amount of the above-noted loan was outstanding. In addition, the Company agreed to pay to Mr. Cargile such additional amount as is required to compensate him for the additional state and federal taxes due which will arise as a result of the credit he will receive against the loan balance, and for the increase in state taxes Mr. Cargile will experience as a California resident as contrasted with the state taxes he would have otherwise paid as a resident of Georgia. (See footnote (4) to "SUMMARY COMPENSATION TABLE" elsewhere in this Proxy Statement.)

  Howard S. Singer: Pursuant to a four-year employment agreement entered into in December 1996, Mr. Singer serves as the Executive Vice President of the Company at a base annual salary of $227,270 (increased to $234,088 as of March
1997), a bonus as may be granted by the Board, and certain other benefits, including a one-time "piggyback" registration right, at no cost to him, with respect to Company stock owned by Mr. Singer. The Company can terminate Mr. Singer's employment at any time without cause by paying him 150% of the salary due to him under the remaining term of his employment agreement. In the event of his death or disability Mr. Singer (or his beneficiary) will be paid the greater of the amount of his then current compensation remaining due for the term of the employment agreement or one (1) year's salary.

  Craig J. Kelbel: Mr. Kelbel entered into a three-year employment agreement with the Company in November 1996 to serve in the positions of President and Chief Operating Officer of USBenefits and as a Senior Vice President of the Company at a base annual salary of $231,530 (increased to $240,791 as of March
1997), and certain other benefits. The Company can terminate Mr. Kelbel's employment at any time without cause by paying him 100% of the salary due to him under the remaining term of his employment agreement. In the event of his death or disability Mr. Kelbel (or his beneficiary) will be paid the amount of his then current compensation for a period of one (1) year.

  Change in Control Agreements: The Company has entered into severance agreements with the Named Executives. Except for Mr. Cargile, these executives would be entitled to receive a payment of two years annual salary plus an amount equal to the largest annual cash bonuses received, during their employment as well as a continuation for two years of life and medical insurance benefits, in the event their employment is terminated by the Company (other than for cause) or is terminated by the executive "for good reason" within two years after a change in control of the Company. Mr. Cargile would receive three years annual salary plus one-and-one-half times his largest annual cash bonus, as well as the other benefits noted above. All of these agreements further state that if any executive has an employment agreement which also provides for payments upon termination, the executive will receive payments either under the severance agreement or the employment agreement, whichever payment is greater, but may not receive payments under both agreements. As defined in the agreements, a change in control includes, under specific circumstances, a merger of the Company with another company which results in a 50% change of the combined voting power of the Company's securities or the sale of more than 50% of the Company's assets or, under certain circumstances, the beneficial ownership by any person of more than 15% of the Company's equity securities.

                             RELATED TRANSACTIONS

  As described above under "EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVES," the Company has made a loan to Mr. Cargile in the amount of $649,000 in connection with the purchase of his principal residence in Southern California, a portion of which loan is being forgiven over a 60-month period.

                                PROPOSAL NO. 2
                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected KPMG Peat Marwick LLP, independent certified public accountants, to continue as the Company's auditors for the fiscal year ending December 31, 1998, unless in the opinion of the Board KPMG Peat Marwick LLP is not in a position to continue providing its services to the Company or the continuation of the audit relationship is inappropriate. In such situations the Board of Directors retains the ability to designate a successor auditing firm, subject to ratification by the stockholders at the next regularly scheduled annual meeting of stockholders.

  KPMG Peat Marwick LLP, or a predecessor, has audited the Company's financial statements since 1982. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders.

VOTE REQUIRED

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

BOARD RECOMMENDATION

  THE BOARD RECOMMENDS A VOTE FOR SUCH RATIFICATION. ALL PROXIES RECEIVED BY THE COMPANY WILL BE VOTED TO RATIFY THE KPMG PEAT MARWICK LLP SELECTION, UNLESS A CONTRARY VOTE IS INDICATED ON THE PROXY CARD.

                                PROPOSAL NO. 3
                             STOCKHOLDER PROPOSAL

  A holder of the Company's common stock has submitted the following statement to stockholders for their approval at the 1998 Annual Meeting. The name, address and the number of shares held by the stockholder who submitted the proposal will be furnished by the Company, either orally or in writing as requested, promptly upon the receipt by the Secretary of the Company of any oral or written request for such information.

STOCKHOLDER PROPOSAL

  We recommend that the Board of Directors of the Company take the steps necessary to promptly consider the Company's strategic options to maximize shareholders' value, including a sale of the Company, and to report promptly the results thereof to the shareholders.

STOCKHOLDER'S STATEMENT IN SUPPORT OF THE PROPOSAL

  We believe that the proposal is appropriate because the current stock price does not reflect the intrinsic value of the Company. The current modest premium to book value does not allocate fair value to the Company's strong market position in the medical stop-loss reinsurance business. The need to evaluate the Company's strategic options, including a potential sale of the Company, is essential in realizing the Company's inherent value for several reasons:

    1) The Company is worth considerably more to a third party because a buyer of the Company would realize substantial operating efficiencies in combining with the Company.

    2) A third party would have access to a lower cost of capital than the Company currently has on a stand-alone basis.

    3) Following the acquisition of the Company, a third party's lower cost of capital would permit it to consolidate the medical stop reinsurance business on a more cost efficient basis.

    4) The Company is too small to attract extensive analyst coverage.

    5) The current management of the Company has been undisciplined in allocating the Company's capital and has not been successful in earning an attractive operating return on the Company's capital base.

    6) The Company's relatively small existing capital base limits its participation in the market for reinsurance from the major insureds.

VOTE

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THIS STOCKHOLDER PROPOSAL.

POSITION OF THE COMPANY IN OPPOSITION TO THE PROPOSAL

  THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL. YOUR PROXY WILL BE VOTED AGAINST THE PROPOSAL UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARDS.

  The Board of Directors and management of the Company are strongly committed to maximizing value for stockholders, and they continually review strategic alternatives and opportunities in order to pursue whichever course of action will best achieve that objective. As a result, adoption of the stockholder proposal is not necessary. The Company is always seeking to enhance stockholder value through internal growth, by actively pursuing the acquisition of businesses which are complementary to the Company's business and searching for other strategic arrangements and alliances. In the course of these activities, the Company engages and relies upon the advice of nationally prominent investment banking firms.

  In furtherance of its goal, during 1997 the Company completed three acquisitions designed to increase its profitability and to enhance stockholder value. In January 1997, the Company acquired Global Excess Re, a Michigan-based managing general underwriter of medical stop-loss insurance, and in the third quarter of last year acquired INTERRA Reinsurance Group, Inc., an Indiana-based manager and underwriter of catastrophic accident and health risks nationally and internationally. In addition, during the third quarter Allmerica Re, the property and casualty treaty operation of The Hanover Insurance Company, was acquired. In an action specifically designed to directly benefit stockholders, in February 1998 the Company made a 100% stock split in the form of a stock dividend to broaden its stockholder base by making the stock more affordable to a greater number of stockholders and to increase stockholder liquidity.

  In the Company's opinion, the statements made by the stockholder in support of his proposal are erroneous. The strength of the Company's reinsurance operations refute the contention that the Company's ability to participate in the market for reinsurance from major insurers is limited. The Company's reinsurance subsidiary is on the approved list and continues to receive business from the major domestic purchasers of reinsurance, such as the American International Group, the St. Paul Companies, the CNA Insurance Companies, and The Travelers. It should also be noted that the conclusion by the stockholder making the proposal that combining the Company with a "third party" would realize operating efficiencies or that a "third party" would have a lower cost of capital is mere speculation without any actual foundation.

  That your Company's current management has not been "undisciplined" is shown by its financial results. During the three-year period from year-end 1994, the year in which there was a change in management, to year-end 1997, the financial growth has been significant.

    . Revenues increased from $122,811,000 to $214,472,000, a growth of 75%;

    . Net income increased from $6,238,000 to $15,212,000, a growth of 144%;

    . Total assets increased from $199,737,000 to $343,248,000, a growth of 72%;

    . Return on equity increased from 9.85% to 14.86%, a growth of 51%;

    . Stockholders' equity increased from $63,079,000 to $117,590,000, a growth of 86%;

    . Book value increased 66% and earnings per share increased 140%.

  And in the ultimate measure of stockholder value, total return, Centris stock increased 131% between year-end 1994 and year-end 1997, exceeding the performance of such well-known barometers as the S&P 500 Stock Index, the Dow Jones Industrial Average, and the NASDAQ Composite Index. The Company's stock, which began paying a regular cash dividend in the first quarter of 1995, has risen in price from $10.00 per share at year-end 1994 to $22.31 at year-end 1997. By February 18, 1998, the record date for the 100% stock split, the stock had gained a further 13% to close at $25.25.

  Accordingly, the Company believes the stockholder proposal is erroneous and speculative, and ignores the actions taken by the Board and management to maximize stockholder value and the successful financial results they have achieved.

  As a final note, the Board and management firmly believe that adoption of the stockholder proposal would not increase stockholder value, but instead could seriously prejudice stockholder financial interests. Although the stockholder proposal merely recommends that certain action by the Board and does not obligate the Board to take any action, in the Company's judgment an announcement that the proposal has been adopted could severely damage the Company's long-term relationships with its principal customers, impair its ability to maintain its professional staff, and could have an adverse impact on the Company's ability to attract new business. This would compromise the Company's ability to operate effectively in both the short and long term, resulting in a possible decline in revenues and a corresponding decline in stockholder values.

  THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL. YOUR PROXY WILL BE VOTED AGAINST THE PROPOSAL UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

                                 OTHER MATTERS

  The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed on the proxy card, all shares represented by the proxy holders appointed by the Company will be voted IN FAVOR OF the nominees for election as directors and IN FAVOR OF PROPOSAL NO. 2, but will be voted AGAINST PROPOSAL NO. 3. The proxy holders will use their best judgment in voting on any other matters that properly come before the Annual Meeting.

                             STOCKHOLDER PROPOSALS

  Stockholders desiring to exercise their rights under the Proxy Rules of the SEC to submit proposals for consideration by other stockholders at the 1999 Annual Meeting are advised that their proposals must be received by the Company no later than November 27, 1998, in order to be eligible for inclusion in the Company's Proxy Statement and proxy card relating to the 1999 Annual Meeting of Stockholders. Under current plans, the Company's 1999 Annual Meeting of Stockholders is scheduled to be held on May 12, 1999.

                                   EXPENSES

  The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy card, and of soliciting proxies. The Company will request banks and brokers to solicit their customers who beneficially own shares listed on the Company's records in the names of such nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses in connection with such solicitation.

  For this 1998 Annual Meeting the Company has retained the services of D.F. King & Co., Inc. ("King"), a proxy solicitation firm. While King's primary activities will involve contacting all intermediaries believed to be holding stock of the Company on behalf of others, and will assist in the delivery of proxy materials to such persons and in collecting executed proxies, King may also contact and assist persons who hold stock directly. The original solicitation of proxies by mail may be supplemented by telephone solicitation by employees of King. In addition to the use of the mails and King, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, by telephone or by telegram. The Company has also engaged Corporate Election Services, Inc. to assist in the tabulation of votes. It is anticipated that the total expense for the services of D.F. King and Corporate Election Services will not exceed $7,500, plus mailing and other out-of-pocket costs.

                         ANNUAL REPORT TO STOCKHOLDERS

  The Company's 1997 Annual Report to Stockholders, which includes financial information for fiscal periods ending December 31, 1997, 1996 and 1995, is being mailed to the stockholders along with this Proxy Statement. The 1997 Annual Report to Stockholders is not to be considered part of the proxy soliciting material.

                                          By Order of the Board of Directors,


                                          Jose A. Velasco
                                          Senior Vice President, Chief
                                           Administrative Officer,
                                           Secretary and General Counsel

March 30, 1998
Costa Mesa, California

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR ENDED DECEMBER 31, 1997 CAN BE OBTAINED WITHOUT CHARGE FROM HOWARD S. SINGER, EXECUTIVE VICE PRESIDENT, THE CENTRIS GROUP, INC., 5215 OLD ORCHARD ROAD, SUITE 300, SKOKIE, ILLINOIS 60077.

                                                                     -----------
                                                                     PRELIMINARY
                                                                     -----------


REVOCABLE PROXY                                                  REVOCABLE PROXY

                            THE CENTRIS GROUP, INC.
                       650 Town Center Drive, Suite 1600
                          Costa Mesa, California 92626

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints JOSE A. VELASCO, BARBARA FOX STONER AND RODNEY W. LOEB, and each of them, with full power of substitution, as the attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of The Centris Group, Inc., to be held on May 13, 1998, at 9:00 a.m., Local Time, at the offices of the Company, 650 Town Center Drive, 15th Floor, Costa Mesa, California, and any postponements or adjournments thereof, and to vote as directed on the reverse side of this card all shares which the undersigned would be entitled to vote if the undersigned were personally present at the Annual Meeting.

   Receipt of the Notice and Proxy Statement for the 1998 Annual Meeting of Stockholders as well as the Company's 1997 Annual Report to Stockholders is acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE APPOINTED PROXY HOLDERS IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3. THE SUBMISSION OF THIS PROXY TO THE COMPANY IN CONNECTION WITH THE 1998 ANNUAL MEETING OF STOCKHOLDERS, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES WHICH MAY HAVE PREVIOUSLY BEEN SUBMITTED TO THE COMPANY FOR THE 1998 ANNUAL MEETING.

                 (Continued and to be signed on reverse side)

         Please mark your
A [X]    votes as in this
         example.

      (Please vote, sign, date and return the Proxy Card promptly using the enclosed envelope.)

     Vote FOR all nominees         Vote is withheld from
   listed at right, except vote    all nominees listed
   is withheld from the nominees   at right for election
     listed below (if any):         as directors


1.  Election of    [_]        [_]  NOMINEES:  David L. Cargile
    three directors.                          Charles L. Schultz
                                              Howard S. Singer

(To withhold authority to vote for any one or more nominee, write the nominees' name(s) on the lines below.)

_____________________________________

_____________________________________



2. Ratification of KPMG Peat Marwick LLP as the independent auditors of the Company for the year ended December 31, 1998.

                      FOR     AGAINST    ABSTAIN

                      [_]       [_]       [_]

3.  Approval of stockholder proposal.

                      FOR     AGAINST    ABSTAIN

                      [_]       [_]       [_]


4. The proxy holders are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.


     Please check
     this box if you
     plan to attend
     the Annual        [_]
     Meeting on
     May 13, 1998


SIGNATURE ___________________________________     DATE ________________________


_____________________________________________     DATE ________________________
          SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.